UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K


              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): January 1, 2014

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


            671 Westburne Dr, Concord, Ontario L4K 4Z1, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))















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Item 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On January 1, 2014 Empire Global Corp. entered into a Lease Assignment Agreement with Finca Zephir Veintitre S.A. to Lease with Option to Buy the El Sabanero Beach Hotel and Casino situated on Flamingo Beach, in Santa Cruz, Guanacaste, Costa Rica. A copy of the Lease Assignment Agreement is included as
Exhibit 10.2.

The company will pay $500,000 to Finca Zephir Veintitre S.A. which represents total consideration including the original escrow deposit paid to the Landlord, capital expenditures for construction and renovations completed on the property up to the Effective Date.

The Company will assume the Lease Agreement on the property with rent payments of $11,500 monthly until April 30, 2014 and $15,000 per month from May 1, 2014 to April 30, 2015. During the rental period the Company may exercise an option to buy the property for $4,500,000 if exercised prior to April 30, 2014 and $5,000,000 if exercised between May 1, 2014 to April 30, 2015.

During the Term of the Lease ending April 30, 2015, the company will provide working capital and funds to upgrade the hotel rooms and amenities as well as engage a casino management firm to refurbish, install and lease a casino in the dedicated casino hall.


Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective January 1, 2014, the Company, assumed a lease on the El Sabanero
Beach Hotel and Casino including the patrons, bookings, client lists and will operate the business of the hotel from the Effective Date for the balance of the Lease Term.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above and referenced under Item 1.01 and Item 2.01 is hereby incorporated by reference into this Item 2.03.


Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As stated in Item 1.01 above, which information is hereby incorporated herein by this reference, effective as of January 1, 2014, the Company assumed the Lease Agreement for the El Sabanero Beach Hotel and Casino and agreed to issue 500,000 shares at a price of $1.00 per share to Finca Zephir Veintitre S.A. ("Finca") as consideration for $75,000 on deposit with the Landlord plus $425,000 invested up to the Effective Date by Finca for reconditioning of the Hotel. (the "Finca Shares")

The Finca Shares were not registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above issuance of the stock since the issuance of the stock was made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Item 5.06 CHANGE IN SHELL STATUS

Upon the Effective Date of the Lease Assignment Agreement (as described in
Item 1.01 and 2.01, above) and as a result of the assumption of the business patrons, bookings and clients of the El Sabanero Beach Hotel and Casino the Company will now have active business operations and ceased our status as a "shell company," as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended.


Item 8.01 OTHER EVENTS

On January 1, 2014, Empire Global Corp. issued a press release announcing that it has completed the Lease Assignment Agreement to operate the El Sabanero Beach Hotel and Casino in Guanacaste, Costa Rica. The Company's press release announcing the Agreement is included as Exhibit 99.1.


Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED  January 1, 2014.                   EMPIRE GLOBAL CORP.


                                     Per: /s/ MIKE (MICHELE) CIAVARELLA
                                          -----------------------------
                                          MIKE (MICHELE) CIAVARELLA, B.Sc.
                                          Chairman of the Board and
                                          Chief Executive Officer



EXHIBIT INDEX

Exhibit Number     Description

10.2 Lease Assignment Agreement between Empire Global Corp. and Finca Zephir Veintitre S.A. dated January 1, 2014.

99.1               Press Release Announcing the Lease Assignment Agreement.